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                                                                      EXHIBIT 99


NEWS BULLETIN
FROM:

                                                           907 WEST FIFTH STREET
[DT INDUSTRIES LOGO]                                            DAYTON, OH 45407

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FOR FURTHER INFORMATION:
AT THE COMPANY:                        AT FINANCIAL RELATIONS BOARD
JOHN M. CASPER                         LISA FORTUNA
CHIEF FINANCIAL OFFICER                LFORTUNA@FINANCIALRELATIONSBOARD.COM
(937) 586-5600                         (312) 266-7800

FOR IMMEDIATE RELEASE
MAY 13, 2004

                  DT INDUSTRIES ANNOUNCES BANKRUPTCY FILING AND
              AGREEMENT REACHED FOR THE SALE OF SIGNIFICANT ASSETS
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DAYTON, OH, MAY 13, 2004 -- DT INDUSTRIES, INC. (NASDAQ: DTII), an
engineering-driven designer, manufacturer and integrator of automated systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today announced that it, together with its domestic subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio - Western Division. The Company has obtained a debtor-in-possession financing facility structured to provide it with the financing, subject to approval of the bankruptcy court, to operate its business during the course of the bankruptcy proceedings.

The Company also announced that it has entered into an asset purchase agreement to sell substantially all of the assets of its Detroit Tool and Engineering Company, Assembly Technology & Test, Inc. and Advanced Assembly Automation, Inc. subsidiaries, and all of the issued and outstanding capital stock of its DT Assembly & Test Europe GmbH subsidiary in Neuwied, Germany, to Assembly and Test Worldwide, Inc. in a transaction to be consummated pursuant to an auction process under the United States Bankruptcy Code. Assembly and Test Worldwide, Inc. is owned by Thompson Street Capital Partners L.P. and certain current and former members of management of the subsidiaries being sold. Excluded from the transaction are the assets of the Company's Assembly & Test Europe Limited subsidiary in Buckingham, U.K., which will continue to operate outside of the bankruptcy proceedings. The consummation of the transaction is subject to the satisfaction of certain closing



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conditions, including the entry of an order approving the transaction by the bankruptcy court.

"With today's filing, we are progressing on a difficult but necessary path to address our financial situation," said Steve Perkins, CEO of the Company. "We believe that, under the circumstances, this filing was the best course of action for DT Industries and will enable us to preserve jobs for our employees and the remaining value of our operating businesses."

If the transaction contemplated by the asset purchase agreement is consummated, the Company will use the net proceeds from the transaction to repay its debtor-in-possession financing and a portion of the outstanding indebtedness under its senior credit facility. The Company will attempt to sell the assets that will remain in the bankruptcy estate following consummation of the transaction. The Company does not expect proceeds from these asset sales to be available for distribution to any remaining unsecured creditors or common stock holders.

The Company also announced that it received notice from the NASDAQ National Market that it is not in compliance with certain continued listing requirements, including the minimum bid price and market capitalization requirements. The Company believes that its common stock will be delisted from the NASDAQ National Market within the next week as a result of its noncompliance with these listing standards and its petition for bankruptcy relief.

Certain information contained in this press release includes forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These statements, comprising all statements herein which are not historical, reflect the Company's current expectations about the amount and use of proceeds from the sale transaction and liquidation of remaining assets and the listing of its common stock on the NASDAQ National Market, and are based upon information currently available to the Company and its interpretation of what it believes to be significant factors affecting its businesses, including many assumptions regarding future events. References to the word "believes," "anticipates," "expect" and "will" and similar expressions used herein indicate such forward-looking statements. Actual events could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the outcome of the Company's bankruptcy proceedings and the related auction process, the ability of the Company to consummate the proposed sale transaction and the sale of its remaining assets and to liquidate in an orderly fashion, and the delisting of the Company's common stock from the NASDAQ National Market.